EXHIBIT 10.1

Amendment No. 1 to

SHARE EXCHANGE AGREEMENT

Dated as of May 3, 2017

This Amendment No. 1 to Share Exchange Agreement (this “Amendment”) is entered into as of the date first set forth above by and between (i) Turbine Truck Engines, Inc., a Nevada corporation (the “Company”); (ii) Novo Healthnet Limited, a limited company incorporated under the Laws (as defined below) of the Province of Ontario, Canada (“NHL”), (iii) ALMC-ASAP Holdings Inc., an Ontario, Canada corporation (“ALMC”); (iv) Michael Gaynor Family Trust, a trust organized under the laws of Ontario, Canada (the “MGFT”); (v) 1218814 Ontario Inc., an Ontario, Canada corporation (“1218814”) and (vi) Michael Gaynor Physiotherapy Professional Corp., an Ontario, Canada Professional corporation (“MGPP, and together with ALMC, MGFT and 1218814, the “NHL Shareholders”). Each of NHL and the NHL Shareholders may be referred to collectively herein as the “NHL Parties” and separately as an “NHL Party.” Each of the Company and each NHL Party may be referred to herein collectively as the “Parties” and separately as a “Party.”

WHEREAS, the Parties are parties to that certain Share Exchange Agreement dated as of April 25, 2017 (the “Original Agreement”); and

WHEREAS, the Parties now desire to amend the Original Agreement as set forth herein;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

1.	Definitions. Defined terms used herein without definition shall have the meaning given them in the Original Agreement.

2.	Amendment.

(a)	Section 2.01(d) of the Original Agreement is hereby amended in its entirety to provide as follows: “Upon the completion of the Exchange, the NHL Shareholders will own 167,797,406 restricted shares of Company Common Stock, representing 85% of the total outstanding shares of Company Common Stock, calculated including all granted and issued options or warrants to acquire the Company Common Stock as of the Effective Date, and including the Compensation Shares as described in Section 2.02(c), but excluding the Offering Shares as described in Section 2.02(a).

(b)	Section 2.02(b) of the Original Agreement is hereby amended in its entirety to provide as follows: “[Intentionally Omitted].”

(c)	Section 2.02(c) of the Original Agreement is hereby amended in its entirety to provide as follows: “The Parties acknowledge and agree that the Company shall issue up to an additional 1,250,000 shares of Company Common Stock prior to the Closing, as payments to certain directors, officers, employees or consultants of the Company (the “Compensation Shares”).”

(d)	Section 2.02(d) of the Original Agreement is hereby amended in its entirety to provide as follows: “The Offering Shares shall not be included for purposes of any calculations or otherwise hereunder as issued, outstanding or issuable shares of Company Common Stock, for issuance of the Exchange Shares or otherwise, but the Compensation Shares have been included for purposes of calculating the Exchange Shares to be issued to the NHL Shareholders for the purposes of herein.”

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(e)	Section 4.02 of the Original Agreement is hereby amended in its entirety to provide as follows: “Capitalization. There are currently 22,751,307 shares of Company Common Stock issued and outstanding, and stock options and warrants that are issued and granted as of the Effective Date to acquire an additional 5,610,000 shares of Company Common Stock. The Parties acknowledge and agree that the Compensation Shares shall be issued prior to the Closing Date, for a total of 29,611,307 shares of Company Common Stock that will be issued or issuable as of the Closing Date. Upon completion of the issuance of 167,797,406 shares of the Company Common Stock to NHL Shareholders, there will be a total of 197,408,713 shares of Company Common Stock issued and outstanding or issuable, without consideration of the Offering Shares. At Closing, the Company’s authorized capitalization will consist of (a) 499,000,000 shares of common stock, par value $0.001 per share (“the Company Common Stock”), of which 197,408,713 shares will be issued and outstanding or issuable, and (b) 1,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”), none of which are issued and outstanding and all of which are undesignated. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

(f)	The third paragraph of Schedule 4 to the Original Agreement (the Company Disclosure Schedule) is hereby amended in its entirety to provide as follows: “The Company is currently undertaking the offering as set forth in Section 2.02(a), and may issue shares of Company Common Stock related thereto, and shall issue the Compensation Shares as set forth in Section 2.02(c).”

3.	Miscellaneous.

(a)	Other than as amended herein, the Original Agreement shall remain in full force and effect.

(b)	This Amendment shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Nevada, without giving effect to the principles of conflicts of law thereunder. Each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Amendment shall be brought exclusively in the state or federal courts of the United States with jurisdiction in Palm Beach County, Florida. By execution and delivery of this Amendment, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

(c)	The headings contained in this Amendment are intended solely for convenience and shall not affect the rights of the Parties.

(d)	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. The execution and delivery of a facsimile or other electronic transmission of a signature to this Amendment shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[Signatures Appear on Following Page]

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first-above written.

Turbine Truck Engines, Inc.

By:	/s/ Enzo Cirillo
Name:	Vincenzo Cirillo
Title:	Interim Chief Executive Officer

Novo Healthnet Limited

By:	/s/ Amanda Dalcourt
Name:	Amanda Dalcourt
Title:	Chief Executive Officer

ALMC-ASAP Holdings Inc.

By:	/s/ Robert Mattachione
Name:	Robert Mattacchione
Title:	President

Michael Gaynor Family Trust

By:	/s/ Michael Gaynor
Name:	Michael Gaynor
Title:	Trustee

1218814 Ontario Inc.

By:	/s/ Amanda Dalcourt
Name:	Amanda Dalcourt
Title:	President

Michael Gaynor Physiotherapy Professional Corp

By:	/s/ Michael Gaynor
Name:	Michael Gaynor
Title:	President

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